EXHIBIT 21  -  LIST OF SUBSIDIARIES AND AFFILIATES

    The following are the subsidiaries and affiliated corporations of the Company at December 31, 1995.
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                                            State or Jurisdiction
                                              of Incorporation          %
                                               or Organization        Owned

   ELI LILLY AND COMPANY                           Indiana

     Eli Lilly International Corporation           Indiana                  100
       Eli Lilly Int'l. Corp. - Branch:            England                  100
       Eli Lilly Iran, S.A.                        Iran                     100
       ELCO Insurance Company, Ltd.                Bermuda                  100

     Eli Lilly Interamerica, Inc.                  Indiana                  100
       Eli Lilly Interamerica, Inc. - Branch:      Argentina                100
       Eli Lilly Interamerica, Inc. - Branch:      Colombia                 100
       Eli Lilly Interamerica, Inc. - Branch:      Peru                     100
       Eli Lilly Interamerica, Inc. - Branch:      Dominican Republic       100
       Elanco Quimica Limitada                     Brazil                   100
        Eli Lilly do Brasil Limitada               Brazil                   100
          Darilor Sociedad Anonima                 Uruguay                  100
        Beimirco Sociedad Anonima                  Uruguay                  100
       Eli Lilly Interamerica Inc., y Compania     Chile                    100
             Limitada

     STC Pharmaceuticals, Inc.                     Indiana                  100
       Lilly Ranbaxy Pharmaceuticals L.L.C.        Indiana                  50
     Dista, Inc.                                   Indiana                  100
       Dista, Inc. - Branch:                       Colombia                 100

     Eli Lilly de Centro America, S.A.             Guatemala                100
       Eli Lilly de Centro America, S.A.-Branch:   Panama                   100
       Eli Lilly de Centro America, Sociedad       Costa Rica               100
              Anonima
       Eli Lilly de Centro America, S.A.-Branch:   Costa Rica               100

     Eli Lilly y Compania de Mexico, S.A. de C.V.  Mexico                   100
     Dista Mexicana, S.A. de C.V.                  Mexico                   100

     EPCO, Inc.                                    Indiana                  100
       DowElanco                                   Indiana                  40

     Hybritech Incorporated                        California               100
       Hybritech International, Inc.               California               100
        Hybritech Europe, S.A.                     Belgium                  100
       Hybritech Clinical, Inc.                    California               100
       Hybrigenetics Cancer Research, Inc.         California               100
       Hybritech G.m.b.H.                          Germany                  100
       Hybritech International Sales Corp.         California               100
     Eli Lilly Industries, Inc.                    Delaware                 100
     Eli Lilly and Company (Taiwan), Inc.          Taiwan                   100
     CBI Uniforms, Inc.                            Delaware                 50
     Control Diabetes Services, Inc.               Indiana                  100
     Integrated Disease Management, Inc.           Indiana                  100


   ELI LILLY AND COMPANY   (Cont'd)                Indiana

     PCS Holding Corporation (formerly McKesson    Delaware                 100
                              Delaware)
       Clinical Pharmaceuticals, Inc.              Delaware                 100
       Convenience Office Prescriptions            California               100
       Integrated Medical Systems, Inc.            Colorado                 100
        IMS-NET of Alabama, Inc.                   Alabama                  100
          Alabama Joint Venture                    Alabama                  51
        IMS-NET of Arizona, Inc.                   Arizona                  100
          Arizona Joint Venture, Limited           Arizona                  50
        IMS-NET of Illinois, Inc.                  Illinois                 100
          Illinois Medical Information Network,Inc. Illinois                68
        IMS-NET of California, Inc.                California               100
          IMS-NET of Sacramento, Inc.              California               100
        IMS-NET of Arkansas, Inc.                  Arkansas                 51
        IMS-NET of Central Florida, Inc.           Colorado                 51
        IMS-NET of Colorado, Inc.                  Colorado                 100
        IMS-NET of Kansas City, Inc.               Colorado                 100
        Indiana Medical Communication Network LLC  Colorado                 51
        Medical Communication Networks, Inc.       California               100
       Minnesota Medical Communication Network LLC Colorado                90
       LP Holding Corporation   (formerly          Maryland                 100
                                 McKesson Maryland)
        PCS Health Systems, Inc.                   Delaware                 100
          PCS of New York, Inc.                    New York                 100
          PCS Services, Inc.                       Delaware                 100

     ELCO Management Corporation                   Delaware                 100

       Eli Lilly Australia Pty. Limited            Australia                100
        Eli Lilly Australia Custodian Pty. Limited Bermuda                  100
        AZA Research Pty. Ltd.                     Australia                49
        Eli Lilly and Company (N.Z.) Limited       New Zealand              100
          Eli Lilly (NZ)Staff Benefits Custodian   New Zealand              100
                                       Limited
          Integrated Disease Management (NZ)       New Zealand              100
                                        Limited

       Eli Lilly Canada Inc.                       Canada                   100
       RxPlus                                      Canada                   100
       ELCO Dominicana, S.A.                       Dominican Republic       100
       ELCO International Sales Corporation        Virgin Islands-US        100
                                                            Possess.
       Eli Lilly Group Limited                     England                  100
        Lilly Industries Limited                   England                  100
          Dista Products Limited                   England                  100
          Eli Lilly and Company Limited            England                  100
          Lilly Research Centre Limited            England                  100
          Elanco Products Limited                  England                  100
          Creative Packaging Limited               England                  100
          Greenfield Pharmaceuticals Limited       England                  100
          Lilly Medical Instruments Limited        England                  100
        Eli Lilly Group Pension Trustees Limited   England                  100

       Lilly Deutschland GmbH                      Germany                  100
        Eli Lilly (Suisse) S.A. & Co.              Germany                  100
                      Beteiligungs-KG
          Beiersdorf-Lilly GmbH                    Germany                 74.8
          Lilly Medizintechnik GmbH                Germany                  100

       Eli Lilly & Co. (Ireland) Limited           Ireland                  100

       Eli Lilly Asia, Inc.                        Delaware                 100
        Eli Lilly Asia, Inc. - Branch              Hong Kong                100
        Eli Lilly Asia, Inc. - Branch              Korea                    100
        Eli Lilly Asia, Inc. - Branch              Thailand                 100
        Indian Branch                              India                    100
        China Branch                               China                    100
        Vietnam Branch                             Vietnam                  100

       Eli Lilly S.A.                              Switzerland              100
        Branch                                     Ireland                  100
        Eli Lilly Export S.A.                      Switzerland              100
          Puerto Rico - Branch                     Puerto Rico              100
          Egyptian Branch                          Egypt                    100
          Egyptian Branch                          Egypt                    100
          Russian Branch                           Russia                   100
        GEMS Services, S.A.                        Belgium                  100
          GEMS Services, S.A. - CC Branch          Belgium                  100
        T. P. Eli Lilly and Elanco D.O.O.          Yugoslavia               100
        Elanco Trustees Limited                    Ireland                  100
        DowElanco, B.V.                            Netherlands              40
        Eli Lilly (Suisse) S.A.                    Switzerland              100
          Iranian Branch                           Iran                     100
          Bulgarian Branch                         Bulgaria                 100
          Croatian Branch                          Croatia                  100
          Czech Republic Branch                    Czech Republic           100
          Estonian Branch                          Estonia                  100
          Hungarian Branch                         Hungary                  100
          Ivory Coast Branch                       Ivory Coast              100
          Kazakhstan Branch                        Kazakhstan               100
          Lebanon Branch                           Lebanon                  100
          Lithuanian Branch                        Lithuania                100
          Pakistani Branch                         Pakistan                 100
          Polish Branch                            Poland                   100
          Romanian Branch                          Romania                  100
          Slovakian Branch                         Slovakia                 100
          Slovenian Branch                         Slovenia                 100
          Ukraine Branch                           Ukraine                  100
          United Arab Emirates Branch              U.A.E.                   100
        Saudi Arabian Branch                       Saudi Arabia             100
        Eli Lilly MHC S.A.R.L.                     Switzerland              100
          Eli Lilly Mauritius                      Mauritius                99
            Ranbaxy Lilly Company                  India                    50
        Oldfields Financial Management S.A.        Switzerland              100
        Eli Lilly Suzhou Pharmaceutical Company    China                    90
                                        Limited
        Eli Lilly Nederland B.V.                   Netherlands              100
          Eli Lilly Ges.m.b.H.                     Austria                  100
          Lilly Development Centre S.A.            Belgium                  100
          Lilly Services S.A.                      Belgium                  100
          Lilly Clinical Operations S.A.           Belgium                  100
          Eli Lilly Benelux, S.A.                  Belgium                  100
          Eli Lilly CR s.r.o.                      Czech Republic           100
          Eli Lilly Denmark A/S                    Denmark                  100
          Eli Lilly Egypt                          Egypt                    75
          Alkan Pharma S.A.E.                      Egypt                    25
          OY Eli Lilly Finland Ab                  Finland                  100
          Lilly France S.A.                        France                   100
            Elsa France, S.A.                      France                   100
          Medco Ltd.                               Hungary                  50
          Lilly Hungaria KFT                       Hungary                  100

        Eli Lilly Nederland B.V. (Cont'd)          Netherlands              100
          Eli Lilly (Philippines), Incorporated    Philippines              100
          Eli Lilly Ranbaxy Limited                India                   50<5
          Dista Italia S.r.l.                      Italy                    100
          Eli Lilly Italia S.p.A.                  Italy                    100
          Eli Lilly Japan K.K.                     Japan                    100
          Daewoong Lilly Pharmaceutical Co., Ltd.  Korea                    50
          Eli Lilly Malaysia Sdn Bhd.              Malaysia                 100
          Damsen Trading Limited                   Malta                    51
          Eli Lilly Maroc S.a.r.l.                 Morocco                  100
          ELCO Production Services B.V.            Netherlands              100
          Eurobase B.V.                            Netherlands              55
          Eli Lilly Norge A.S.                     Norway                   100
          Eli Lilly-Gohar (Private) Limited        Pakistan                 30
          Eli Lilly Polska Sp. z.o.o. (Ltd.)       Poland                   100
          Lilly Grodzisk Sp. z.o.o.                Poland                  99.8
          Vitalia Pharma Sp. Z.o.o.                Poland                   51
          Dista-Produtos Quimicos &                Portugal                 100
                         Farmaceuticos,LDA
          Lilly-Farma, Produtos Farmaceuticos,Lda. Portugal                 100
          ELVA Joint Laboratory                    Russia                   50
          Pharmaserve - Lilly S.A.C.I.             Greece                  50.9
          Eli Lilly Asia Pacific Pte. Ltd.         Singapore                100
          Eli Lilly (S.A.) (Proprietary) Limited   South Africa             100
          Glaxo/Eli Lilly Partnership              South Africa             50
            The Medikredit Joint Venture           South Africa            37.6
                                 Partnership
                 Medikredit Pty. Ltd.              South Africa             80
          Elanco-Valquimica, S.A.                  Spain                   50<51
            Derly, S.A.                            Spain                   50<51
            Dista, S.A.                            Spain                   50<51
            Lilly, S.A.                            Spain                   50<51
          Geserco, S.A.                            Spain                   50<51
          Hybritech, S.A.                          Spain                   50<51
          Eli Lilly Sweden AB                      Sweden                   100
          Lilly Ilac Ticaret A.S.                  Turkey                   100
          Eli Lilly y Compania de Venezuela, S.A.  Venezuela                100
          Dista Products & Compania Venezuela      Venezuela                100
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